EXHIBIT 4.7







                    FOODBRANDS AMERICA, INC., as Issuer

                                    and

                    the GUARANTORS as identified herein

                                    and

                FIRST FIDELITY BANK, NATIONAL ASSOCIATION,
                                as Trustee


                       THIRD SUPPLEMENTAL INDENTURE

                       Dated as of December 11, 1995



                               $110,000,000

      9 3/4% Senior Subordinated Redeemable Securities due 2000

                             TABLE OF CONTENTS

                                                             Page

                                 SECTION I

                          GUARANTEE OF SECURITIES

Section 1.01.  Addition of Subsidiary Guarantors . . . . . . . .2
Section 1.02.  Opinion of Counsel and Officer's Certificate. . .2


                                SECTION II

                         MISCELLANEOUS PROVISIONS

Section 2.1.    Terms Defined . . . . . . . . . . . . . . . .   2
Section 2.2.    Indenture . . . . . . . . . . . . . . . . . .   2
Section 2.3.    Governing Law . . . . . . . . . . . . . . . .   2
Section 2.4.    Successors  . . . . . . . . . . . . . . . . .   3
Section 2.5.    Multiple Counterparts . . . . . . . . . . . .   3
Section 2.6.    Effectiveness . . . . . . . . . . . . . . . .   3
Section 2.7.    Recitals  . . . . . . . . . . . . . . . . . .   3
Section 2.8.    Notices . . . . . . . . . . . . . . . . . . .   3





Note: This Table of Contents shall not, for any purpose, be deemed to be a part of the Third
          Supplemental Indenture.

          THIRD SUPPLEMENTAL INDENTURE, dated as of December 11, 1995, by FOODBRANDS AMERICA, INC., a corporation incorporated under the laws of the State of Delaware (the "Company"), and RKR-GP, INC., a Delaware corporation, KPR HOLDINGS, L.P., a Delaware limited partnership, DOSKOCIL FOOD SERVICE COMPANY, L.L.C., an Oklahoma limited liability company, FBAI INVESTMENTS CORPORATION, an Oklahoma corporation, and BRENNAN PACKING CO., INC., a Delaware corporation (individually each a "Guarantor" and collectively the "Guarantors"), and FIRST FIDELITY BANK, NATIONAL ASSOCIATION, a national banking association, as trustee the "Trustee").

          WHEREAS, the Company previously executed and delivered an Indenture dated as of April 28, 1993 providing for the issuance initially of $110,000,000 aggregate principal amount of the Company's 9 3/4% Senior Subordinated Redeemable Securities due 2000 (the "Securities"); and

          WHEREAS, there have been issued and are now outstanding under the Indenture, Securities in the aggregate principal amount of $110,000,000; and

     WHEREAS, Doskocil Specialty Brands Company, (formerly known as International Multifoods Foodservice Corp.), a Delaware corporation, Continental Deli Foods, Inc., (formerly known as Wilson Foods Corporation and successor in interest to Stoppenbach, Inc.), a Delaware corporation and Wilson Certified Express, Inc., a Delaware corporation, were made party to the Indenture dated as of April 28, 1993 by the First Supplemental Indenture dated as of June 1, 1994; and

     WHEREAS, pursuant to the Second Supplemental Indenture dated as of May 16, 1995, the Company as the successor in interest to Doskocil Companies Incorporated ("Doskocil") expressly assumed all obligations of Doskocil under the April 28, 1993 Indenture (the above referenced Indenture and each Supplemental Indenture are collectively referred to herein as the "Indenture"); and

          WHEREAS, the Company is entering into that certain Credit Agreement to be dated as of December 11, 1995 with the lenders as identified therein ("Lenders"), Chemical Bank, a New York banking corporation as syndications agent, documentation agent and administrative agent for the Lenders, and as issuing lender, and Citibank, N.A., as managing agent, for $320,000,000 (the "Credit Agreement"), whereby the Restricted Subsidiaries identified herein as the Guarantors will guarantee the obligations of the Company under the Credit Agreement; and

     WHEREAS, pursuant to and as contemplated by Section 4.17(a) and Article Twelve of the Indenture, each of the Guarantors desires by this Third Supplemental Indenture to subject itself to the provisions of the Indenture as a Guarantor; and

          WHEREAS, the execution and delivery of this Third
Supplemental Indenture has been authorized by a resolution of the Board of Directors of the Company and each of the Guarantors; and

          WHEREAS, all conditions and requirements necessary to make this Third Supplemental Indenture a valid and binding instrument in accordance with its terms have been performed and the execution and delivery of this agreement have been in all respects duly authorized;

          THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other and for the equal and ratable benefit of the holders of the Securities as follows:

                                 SECTION I

                          GUARANTEE OF SECURITIES

     Section 1.01. Addition of Subsidiary Guarantors. In accordance with Article 12.03 of the Indenture, the undersigned Guarantors guarantee the Indenture, thereby subjecting themselves to all terms of the Indenture as a Guarantor, as evidenced by execution and delivery of this Third Supplemental Indenture to the Trustee.

     Section 1.02. Opinion of Counsel and Officer's Certificate. This Third Supplemental Indenture shall be accompanied by an opinion of counsel, McAfee & Taft A Professional Corporation, and an officer's certificate to the effect that the Third Supplemental Indenture has been duly authorized and executed, and constitutes the legal, valid, binding and enforceable obligation of the Company and the Subsidiary Guarantors.



                                SECTION II

                         MISCELLANEOUS PROVISIONS

     Section 2.1. Terms Defined. For all purposes of this Third Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Third Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

     Section 2.2. Indenture. Except as amended hereby, the Indenture and the Securities are in all respects ratified and confirmed and all terms thereof shall remain in full force and effect.

     Section 2.3.  Governing Law.  This Third Supplemental
Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws rules existing there.

     Section 2.4. Successors. All agreements of the Company, each of the Guarantors, and the Trustee in this Third
Supplemental Indenture and the Securities shall bind their respective successors.

     Section 2.5. Multiple Counterparts. The parties may sign multiple counterparts of this Third Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

     Section 2.6.   Effectiveness.  The provisions of this Third
Supplemental Indenture will take effect immediately upon its execution and delivery by the Trustee, the Company, and each of the Guarantors.

     Section 2.7. Recitals. The recitals of fact contained here shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or adequacy of this Third Supplemental Indenture or its due execution by the Company and the Guarantors.

     Section 2.8. Notices. Any notices or communication to the Guarantors shall be given pursuant to Section 11.02 of the Indenture, addressed as follows:

          If to any Guarantor to:

          [Insert Guarantor's Name]
          1601 N.W. Expressway, Suite 1700
          Oklahoma City, Oklahoma 73118
          Attention:  Bryant P. Bynum

     With a copy to:

          McAfee & Taft A Professional Corporation
          Tenth Floor
          Two Leadership Square
          Oklahoma City, Oklahoma 73102
          Attention:  Brice E. Tarzwell


                             FOODBRANDS AMERICA, INC., a Delaware
                             corporation



                             By:  /s/ Bryant P. Bynum
                                  _______________________________
                                  Bryant P. Bynum, Vice President


                             RKR-GP, INC., a Delaware corporation



                             By:  /s/ Bryant P. Bynum
                                  _______________________________
                                  Bryant P. Bynum, Vice President



                             KPR HOLDINGS, L.P.,  a Delaware
                             limited partnership

                             By:  RKR-GP, a Delaware corporation,
                                  its general partner



                                  By:  /s/ Bryant P. Bynum
                                       _________________________
                                       Bryant P. Bynum,
                                       Vice President


                             DOSKOCIL FOOD SERVICE COMPANY,
                             L.L.C., an Oklahoma limited
                             liability company

                             By:  RKR-GP, a Delaware corporation,
                                  its Manager



                                 By:  /s/ Bryant P. Bynum
                                      _________________________
                                      Bryant P. Bynum,
                                      Vice President

                             FBAI INVESTMENTS CORPORATION, an
                             Oklahoma corporation



                             By:  /s/ Bryant P. Bynum
                                  _______________________________
                                  Bryant P. Bynum, Vice President


                             BRENNAN PACKING CO., INC., a
                             Delaware corporation



                             By:  /s/ Bryant P. Bynum
                                  _______________________________
                                  Bryant P. Bynum, Vice President



                             FIRST FIDELITY BANK, NATIONAL
                             ASSOCIATION, as Trustee


                              By:  /s/ George Rayzis
                                   _______________________
                                   Name: George Rayzis
                                   Title: Vice President